Exhibit 99.1

Press Release For Immediate Release

Independent Bank Group, Inc.

Announces Pricing of $45 Million of its 5.875%

Subordinated Notes Due August 1, 2024

McKINNEY, Texas, June 23, 2016 (GLOBE NEWSWIRE)— Independent Bank Group, Inc. (NASDAQ: IBTX), the holding company for Independent Bank, today announced that it has set the price for the public offering of $45 million of its 5.875% Subordinated Notes due August 1, 2024 (the “Notes”) in a reopening of the existing series of such notes. The Notes will be sold to the public at 98.25% of par. Independent Bank Group plans to use the proceeds of the offering to augment Independent Bank’s capital and support its growth.

Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) and U.S. Bancorp Investments, Inc. are Joint Book-Running Managers for the Notes offering. Keefe, Bruyette & Woods, Inc., Stephens Inc. and Evercore ISI are Co-Managers in the transaction.

The Notes are being offered and sold pursuant to an effective shelf registration statement (File No. 333-196627), the prospectus included in the registration statement, a preliminary prospectus supplement relating to the offering of the Notes filed with the Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Sandler O’Neill + Partners, L.P. 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations (1-866-805-4128); and U.S. Bancorp Investments, Inc. at 214 North Tryon Street, 26th Floor, Charlotte, NC 28202 (toll-free: 1-877-558-2607).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws or any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates 42 banking offices in three market regions located in the Dallas/Fort Worth, Austin, and Houston, Texas areas.

Forward-Looking Statements

This release contains a statement regarding the planned use of proceeds from the Notes offering that is a forward-looking statement within the meaning of the securities laws. This forward looking statement is based on current expectations about Independent Bank Group and its subsidiary, Independent Bank. This forward-looking statement is not a guarantee of future performance and is subject to risks and uncertainties, that may cause actual results to differ materially from those expressed or implied by the forward-looking statement.

Risks and uncertainties include but are not limited to whether Independent Bank Group can: continue to sustain its current internal growth rate or total growth rate; continue to grow through acquisitions; continue to improve its operating efficiencies; and continue to have access to debt and equity capital markets. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Independent Bank’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; economic conditions, including current rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Independent Bank Group’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and other reports and statements that Independent Bank Group has filed with the SEC.

Contacts:

Torry Berntsen President (972) 562-9004 tberntsen@ibtx.com Source: Independent Bank Group, Inc.	Michelle Hickox Executive Vice President and Chief Financial Officer (972) 562-9004 mhickox@ibtx.com